UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2018

MATERION CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (216) 486-4200

Not Applicable
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 2, 2018, Materion Corporation (the "Company") held its 2018 Annual Meeting of Shareholders (the "Annual Meeting"). Set forth below are the proposals voted upon and the final voting results.

As of the record date of the Annual Meeting, there were 20,154,150 shares of common stock outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting 18,871,214, or 94% of the outstanding common shares entitled to vote were represented in person or by proxy. Those shares were voted as follows:

(1) Election of Directors.
The following individuals were nominated in 2018 to serve as directors until 2019. All nominees were elected. The results were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Vinod M. Khilnani	17,166,850	236,192	—	1,468,172
William B. Lawrence	16,968,560	434,482	—	1,468,172
N. Mohan Reddy	17,022,976	380,066	—	1,468,172
Craig S. Shular	17,029,730	373,312	—	1,468,172
Darlene J. S. Solomon	17,222,813	180,229	—	1,468,172
Robert B. Toth	17,109,134	293,908	—	1,468,172
Jugal K. Vijayvargiya	17,240,357	162,685	—	1,468,172
Geoffrey Wild	17,170,355	232,687	—	1,468,172
Robert J. Phillippy	17,241,447	161,595	—	1,468,172

(2) Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year 2018.
The proposal was approved based on the following vote:

For	18,376,993
Against	485,909
Abstentions	8,312
Broker Non-Votes	—

(3) Advisory vote to approve the compensation of the Company's named executive officers for 2018.
The Company's shareholders approved, on an advisory, non-binding basis the compensation of the Company's named executive officers.

For	16,912,187
Against	451,095
Abstentions	39,760
Broker Non-Votes	1,468,172

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

May 2, 2018	By:	/s/ Stephen Shamrock
Stephen Shamrock
Vice President, Corporate Controller and Investor Relations